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                                                                   EXHIBIT 10.36


                   UNIVERSAL INTERNATIONAL RE-INSURANCE LTD.
                              (HAMILTON, BERMUDA)

                   THE FRETTER, INC. CONSUMER PROTECTION PLAN
                    MASTER POLICY OF INSURANCE NO. _________

Effective November 1, 1994: 12:01 a.m.

COVERAGE AGREEMENT:

     In consideration of the payment of premiums as herein specified, Universal International Re-Insurance Ltd. hereby agrees to insure each holder of a Certificate of Warranty pursuant to and under the terms and conditions of this Master Policy. The terms and conditions of this Master Policy are as follows:

     1. There shall be submitted within thirty (30) days of the end of each calendar month, to Universal International Re-Insurance Ltd., or a Master Policy Administrator designed by Universal International Re-Insurance Ltd. (hereinafter known collectively as "Universal International"), a list of all Certificates of Warranty issued under and pursuant to the terms and conditions of this Master Policy, together with a schedule of premiums due thereunder.

     2. Coverage shall apply to each Certificate of Warranty and shall be effective on the date of issuance of each Certificate of Warranty, provided that: (i) the issuance of the Certificate of Warranty has been reported to Universal International as herein required, and (ii) the premium attributable to the Certificate of Warranty has been or shall be paid pursuant to the terms hereof.

     3. The liability of Universal International and/or Universal Re-Insurance Company Limited to the Insured; i.e., each and every holder of a Certificate of Warranty shall be in strict accordance with the terms, conditions and provisions of the Certificate of Warranty attached hereto as Exhibit A. Anything contained herein to the contrary notwithstanding, Universal International and/or Universal Re-Insurance Company Limited shall have no obligations, liabilities or responsibilities hereunder to the individual holders of Certificates of Warranty or any other party claiming thereunder other than as set forth in Exhibit A which limits the liability of Universal International to funds in the Custodial Account (identified in paragraph 4 below).

     4. The Premium for the coverage is composed of the Deposit Premium and the Additional Premium. On or before March 20, 1995, Fretter, Inc., shall pay Two Hundred Thousand ($200,000.00) Dollars in initial installment of the Additional Premiums to the Custodial Account and a





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         Deposit Premium of Nine Hundred Thousand ($900,000.00) Dollars to
         Universal International. In the second and subsequent years of the Policy, the Deposit Premium will be Six Hundred Thousand ($600,000.00) Dollars payable on or before the annual anniversary of this Policy of Insurance.

         In addition to the foregoing, the Insured shall be solely responsible for the payment of any excise taxes or other taxes attributable to and/or due and owing upon the Premium, whether to the United States government or to any State. Universal International shall not prepare or file any tax returns or reports, all of which shall be the responsibility of the Insured.

     5. All premiums payable to Universal International (except for the Deposit Premium) shall be deposited into a Custodial Account for the benefit of the Insured and maintained with Comerica Bank-Detroit (the "Custodial Account"). The Custodial Account shall be governed by a written agreement which shall provide that the Custodial Account shall be used solely for the payment of expenses attributable to this Master Policy as more fully detailed and specified in said Custodial Account Agreement. In the event the Master Policy is terminated other than by the election of Universal International, however, Universal International shall be paid from the Custodial Account (i) a one-time administration fee in the amount of Seventy Five Thousand ($75,000.00) Dollars plus Twenty Five Thousand ($25,000.00) Dollars for each full or partial year from and after the effective date up to a maximum total amount of One Hundred Seventy Five Thousand ($175,000.00) Dollars, and (ii) in the event that this agreement is terminated prior to November 1, 1997, a one-time termination fee of Three Hundred Thousand ($300,000.00) Dollars. The premiums payable to Universal International into the Custodial Account shall be invested by the Custodian thereof at the direction of Universal International in accordance with written investment procedures outlined in the Custodial Agreement.

     6. This Master Policy may be terminated by either party sending written notice to the other party, said cancellation to take place thirty (30) days after receipt of notice of cancellation. Notice of Cancellation shall be sent by a recognized overnight delivery service with return receipt requested addressed to the parties as follows (or to a substitute address that the other party shall have notice of the substitute address):

                  Fretter, Inc. Consumer Protection Plan
                  12501 Grand River Avenue
                  Brighton, MI 48116





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                  Attn:  Don Bauer

                  Universal International Re-Insurance Ltd.
                  Windsor Place, 18 Queen Street
                  Hamilton H.M. 11, Bermuda

         In the event that there is a cessation of the payment of premiums as required herein, this Master Policy shall be deemed to be terminated by the Insured.

     7. This Master Policy may not be amended, modified or changed other than by a written agreement signed by a representative of the Insured and Universal International. This Master Policy is intended to incorporate all prior agreements and understandings, whether written or oral.

     8. This Master Policy is written for the benefit of the Insured, i.e., each holder of a Certificate of Warranty issued pursuant to and under the terms of this Master Policy, and is not intended for and shall not inure to the benefit of any other party or entity.

     IN WITNESS WHEREOF, Universal International Re-Insurance Ltd. has caused this Master Policy to be signed to become effective upon the effective date, year and time noted above.

                                      UNIVERSAL INTERNATIONAL
                                      RE-INSURANCE LTD.


                                      BY:_______________________________________

                                         ITS:___________________________________





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                   UNIVERSAL INTERNATIONAL RE-INSURANCE LTD.
                              (HAMILTON, BERMUDA)

              CONSUMER PROTECTION PLAN MASTER POLICY OF INSURANCE

                                  DECLARATIONS


Item 1.       NAMED INSURED AND ADDRESS:

              Customers of Fretter, Inc., Silo, Inc., Fred Schmid Appliance and
              T. V. Company, and Dash Concepts, Inc. (collectively "Fretter") as reported as required herein to Universal International Re-Insurance Ltd. collectively referred to as:

              The Fretter, Inc. Consumer Protection Plan
              12501 Grand River Avenue
              Brighton, Michigan 48116
              (the "Insured")

Item 2.       MASTER POLICY PERIOD:

              Continuous from November 1, 1994 at 12:01 a.m. standard time at the mailing address of the Named Insured stated herein until canceled in accordance with the terms hereof.

Item 3.       CERTIFICATE OF INSURANCE PERIOD:

              Individual Certificates to the customers of Fretter shall be for the term and period specified in each individual Certificate.

Item 4.       LIMIT OF INSURANCE:

              Pursuant to the terms of the Consumer Protection Plan Certificate (the "Certificate") attached hereto as Exhibit A.

Item 5.       PREMIUM:

              The annual Premium due Universal International Re-Insurance Ltd. denominated in U.S. Funds shall be:

              A. Initial Installment of Additional Premium: Due and payable in the first (1st) year only in the amount of Two Hundred Thousand ($200,000.00) Dollars.

              B.  Deposit Premium:





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                  First policy year:  $900,000.00
                  Second and succeeding policy years:  $600,000.00

                  The Deposit Premium shall be fully earned at the inception of each policy year.

              C. Additional Premiums shall be payable to Universal International Re-Insurance Ltd. in U.S. funds in accordance with the Premium schedule attached hereto.

Item 6.       PREMIUM PAYMENT:

              The Premium and Initial Installment Premium due Universal International Re-Insurance Ltd. shall be paid as follows:

              A. Deposit Premium for first year is due on March 17, 1995, and for the second and subsequent years shall be due and payable on the anniversary date.

              B. Additional Premiums shall be paid into the Custodial Account in accordance with the Premium schedule attached hereto.

VARIOUS PROVISIONS CONTAINED IN THE MASTER POLICY RESTRICT COVERAGE INCLUDING THE AGGREGATE LIMIT OF LIABILITY. READ THE ENTIRE MASTER POLICY CAREFULLY TO DETERMINE RIGHTS, DUTIES AND COVERAGES PROVIDED BY THE MASTER POLICY.



__________________________               ____________________________________
Date                                     Authorized Representative





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